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23. Consent of experts




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2199) of Keithley Instruments, Inc. of our report dated June 12, 2002 relating to the financial statements of Keithley Instruments, Inc. Retirement Savings Trust and Plan, which appears in this Form 11-K.





/s/PricewaterhouseCoopers LLP

Cleveland, Ohio
June 27, 2002